UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 4, 2026

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2026, the Board of Directors (the “Board”) of Centrus Energy Corp. (the “Company”) increased its size from seven directors to eight directors and appointed Kevin M. Graney to the Board effective immediately. Mr. Graney served as the president of General Dynamics Electric Board Corporation from 2019 to 2024. Prior to that, Mr. Graney served as a general manager and then president of General Dynamics National Steel and Shipbuilding Company ("NASSCO") from 2013 to 2019 after beginning his tenure with NASSCO in 2006 as Director of Quality Assurance. Mr. Graney joined General Dynamics Electric Boat in 1995 as a Senior Engineer after spending three years at Bechtel Power Corporation. Earlier, he was an Officer in the U.S. Navy.

As a Board member, Mr. Graney, consistent with the Company’s existing practices with respect to director compensation, will receive (i) an annual cash retainer in an amount equal to $72,000, pro-rated based on his appointment date, and (ii) an annual grant of Restricted Stock Units ("RSUs") with a value equal to $145,000 per year, pro-rated based on the appointment date (based on the closing price of the Company’s Class A common stock on the appointment date), such RSUs to vest in the same manner as RSUs granted for non-employee director annual retainers and subject to the terms of the Centrus Energy Corp. Amended and Restated 2014 Equity Incentive Plan, as amended, and the Company’s standard form of award agreement for the grant of RSUs for director annual retainers to non-employee directors.

There are no arrangements between Mr. Graney and any other person pursuant to which he was elected to serve as a director. Except as disclosed below, there are no related party transactions between the Company and Mr. Graney that would require disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Graney’s appointment as a member of the Board, the Company and Mr. Graney entered into the Company’s standard indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.77 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 16, 2015. The indemnification agreement provides for broad based indemnification in favor of the director or officer party thereto as authorized or permitted by law and as otherwise set forth in the agreement. A copy of the related press release announcing Mr. Graney’s appointment is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 10, 2026	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer, and Treasurer